UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 10, 2014

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

As described in our Current Report on Form 8-K filed with the SEC on August 28, 2013, on August 22, 2013, Timberline Resources Corp. (the “Company”) entered into a Lease and Option Agreement for Purchase and Sale of Mining Properties (the “Lease and Option Agreement”), effective August 15, 2013 (the “Effective Date”), with David Cooper Knight, as trustee of the David C. and Debra J. Knight Living Trust (“Knight”). Pursuant to the Lease and Option Agreement, the Company agreed to evaluate, explore and develop a package of 584 mineral claims in Nevada comprised of six separate properties, totaling in excess of 11,000 acres (the “Mining Properties”). The Lease and Option Agreement is for a term of 45 months from the Effective Date, subject to prior termination by the parties. Under the terms of the Lease and Option Agreement, Knight leased the Mining Claims to the Company and granted the Company the sole and exclusive option (the “Option”) to purchase the Mining Properties together with any additional interests acquired and accepted by the Company in the established area of interest surrounding the Mining Properties covering lands within a one mile perimeter of the Mining Properties.  To retain the ability to exercise the Option, the Company is required to make certain cash payment and share issuances as set forth in the Lease and Option Agreement.

On October 10, 2014, the Company received approval from the NYSE MKT LLC to issue 1,000,000 shares of common stock to Knight on a private basis in connection with retaining the Company’s ability to exercise the Option pursuant to the Lease and Option Agreement.  The shares of common stock will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act in reliance on the representations of Knight.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: October 14, 2014	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer